UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 AMENDMENT NO: 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

V Blockchain Group Inc.,
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

83-1919136

(I.R.S. Employer Identification Number)

V Blockchain Group Inc., 10333 Harwin St., #375J Houston, Texas 77036 Tel: (346)-857-5974 Email: Angeltian816@gmail.com
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to: Chimaobi Mwankwo Attorney & Counselor 13523 San Martin Lance Houston, Texas 77083 Tel: 713-304-6880 Email: chimaobi@msn.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: []

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed	Proposed	Amount of
of Securities to	to be	Maximum Offering	Maximum Aggregate	Registration
be Registered	Registered	Price Per Share (I)(iii)	Offering Price	Fee
Common Stock, par value $0.00000001 per share	7,500,000	$0.02	$150,000	$16.37

 (I) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

 (ii) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(iii) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART 1- PRELIMINARY PROSPECTUS

V Blockchain Group Inc.,

7,500,000 Shares of Common Stock

This prospectus relates to the offer and sale of a maximum of 7,500,000 shares of common stock, $0.00000001 par value by V Blockchain Group Inc., a Texas corporation.  The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 365 days. The offering shall terminate on the earlier of (I) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 7,500,000 shares is completed, (iii) when the Board of Directors decide that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 7,500,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of 7,500,000 shares is a “best effort” offering, which means that our sole officer and director, Tian Jia, will use her best efforts to sell the common stock and there is no commitment of any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. The aggregate net proceeds that we will receive in this offering assuming all the shares are sold at the offering price will be $150,000. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund our business operations. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust, or similar account. Any funds raised from the offering will be available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director, Tian Jia, will be responsible for selling shares under this offering and no commission will be paid on any sales.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” beginning on page 10 before purchasing any shares of V Blockchain Group Inc.

BLANK CHECK ISSUE

We are not a blank check corporation, Section 7(b)(3) of the Securities Act of 1933 as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(I) has no specific plan or purpose, or (ii) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to build a digital currency trading platform in jurisdiction favorable to digital currency trading. We have no intention to merge with an unidentified company or companies.

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets, business plans and on-going business operations.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________________, 2021

Please read this prospectus carefully. It describes our business, our financial condition, and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith, and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Blockchain " refer to V. Blockchain Group Inc., unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our company

V Blockchain Group Inc., was incorporated on September 14, 2018 under the laws of the State of Texas. We are in the business of trading collectible US gold coins and precious metals and developing virtual currency trading platforms. Before we could successfully create our first virtual currency platform, we rely on other sources of revenue to support our on-going business operations. We believe buying and selling gold and precious metals fit our business models.

We intend to register our virtual currency platform. Federal and state regulations will affect our business and we intend to comply with these federal and state regulations. We will be required to register as a money transmitter or a money services business and we will be required to secure a New York BitLicense (http:www.dfs.ny.gov). If you’re looking to buy or sell cryptocurrencies, you’ll need to use a cryptocurrency exchange. The digital currency trading industry is highly competitive. There are many different digital currency trading platforms offered from our current and potential competitors, those of which have significantly longer operational history along with greater financial, technical, and marketing resources.

The company’s office is located at 10333 Hardin #375J, Houston, Texas 77036. Tel: (346)-857-5974. We intend to use the net proceeds from this offering to develop our business operations (see "Use of Proceeds" on page 17). Our sole officer and director, Tian Jia, agreed to extend up to $200,000 line of credit to fund our company’s operation. In addition, we received $112,500 through the sale of common stock through our sole officer and director, Tian Jia, who purchased 22,500,000 shares of common stock at $0.005 per share.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director, Tian Jia, will be responsible for selling shares under this offering and no commission will be paid on any sales.

THE OFFERING
The Issuer	V Blockchain Group Inc.,
Securities offered:	7,500,000 shares of our common stock, par value $0.00000001 per share.
Offering price:	$0.02
Duration of offering:	Our offering will terminate upon the earliest of (I) such time as all the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus; (iii) when the Board of Directors decide that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 7,500,000 shares registered under the Registration Statement of which this prospectus is part.
Gross Proceeds from selling 20% of shares	$30,000
Gross Proceeds from selling 40% of shares	$60,000
Gross Proceeds from selling 80% of shares	$120,000
Gross Proceeds from selling 100% of shares	$150,000
Net proceeds to us:	$150,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 17.
Market of the common stock:

There is no public market for our shares. Our common stock is not traded on any stock exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	22,500,000
Shares outstanding after offering:	30,000,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 10.

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis”.

	As of June 30, 2021	As of March 31, 2021
Statement of operations data
Revenue	$-0-	$10,098
Net Profit	$(3,097)	$7,212
Net Profit per share, basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding, weighted and diluted	$22,500,000	$22,500,000

	As of June 30, 2021	As of March 31,2020
Balance Sheet data
Cash and cash equivalents	$200,204	$123,302
Inventory	$63,102	$8,700
Stock Subscription Receivable	$-	$-
Total stockholder’s equity	$120,206	$123,302

  Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

Smaller Reporting Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

·            A requirement to have only two years of audited financial statements and only two years of related MD&A;

·            Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

·            Reduced disclosure about the emerging growth company's executive compensation arrangements; and

·            No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

We could remain an emerging growth company for up to five years, or until the earliest of (I) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

 We elected to take advantage of the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Item 3a: RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks occur, our business and financial results could be negatively affected to a significant extent.

 Item 3b: Risk factors related to our company

Because our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director’s vision may have a conflict of interest with the minority shareholders in the future.

Our sole officer and director own 100% of our issued and outstanding common stock as of the date of this prospectus. The interests of our sole officer and director may not be always the same as that of our other shareholders. Our sole officer and director are not only a passive investor but also an executive officer of the company, and as such his interests may at times be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all our shareholders, their fiduciary duties as officer or as member of the company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring, or preventing a change of control of us, which may be disadvantageous to minority shareholder.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The digital currency trading industry is highly competitive with relaxing entry barriers. There are many different digital currency trading platforms offered from many of our current and potential competitors, those of which have significantly longer operational history along with greater financial, technical, and marketing resources. These competitors retain the ability to adapt and quickly pick up new or emerging technologies and various other business changes. If we fail to secure a competitive edge against our competitors, our revenue could decline and business operations could be harmed.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract enough customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fee and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

 Following the effective date of the registration statement of which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations there under. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $3,500, we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditor and attorney.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.

The loss or destruction of private keys required to access any crypto assets held in custody for our own account or for our customers may be irreversible.

We have not yet created a digital currency platform, therefore, any risk factors concerning our digital currency platform are aspirational in nature. The Crypto assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the crypto assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets held in such a wallet. To the extent that any of the private keys relating to hot or cold wallets containing crypto assets will be held for our own account or for our customers is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the crypto assets held in the related wallet.

Risk factors related to digital currency industry

Development of the digital currency industry is subject to a variety of factors that are difficult to evaluate. Digital currency may be used, among other things, to buy and sell goods and services which is a new and rapidly evolving industry subject to a high degree of uncertainty. The factors affecting the further development of the digital currency industry include: (I) continued worldwide growth in the adoption and use of digital currency; (ii) government and quasi-government regulation of digital and their use, or restrictions on or regulation of access to and operation of  digital currency systems; (iii) changes in consumer demographics and public tastes and preferences; (iv) the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and (v) general economic conditions and the regulatory environment relating to digital currency. A decline in the popularity or acceptance of digital currency would harm our business.

Market Acceptance of our digital currency platform

If our digital currency platform does not gain market acceptance, its operating results may be affected. If the market for our digital currency platform fails to develop, develop more slowly than expected or become subject to increased competition, its business may suffer. As a result, we may be unable to:(I) successfully market our digital currency platform; (ii) develop our digital currency functionality.  If our digital currency platform is not accepted by its customers in the marketplace, our business, operating results, and financial condition will be materially affected.

Limited Use of digital currency

Digital currency has not been widely adopted as a means of payment for goods and services in many major retail and commercial outlets. Conversely, a significant portion of digital currency demand is generated by speculators and investors seeking to profit from the holding of digital currency. The relative lack of acceptance of digital currency in the retail and commercial marketplace limits the ability of end-users to pay for goods and services with digital currency. Lack of expansion by digital currency into retail and commercial markets may result in increased volatility which could adversely affect our business.

RUGULATORY UNCERTAINTY

Governmental regulation may affect our activities and we may be affected in varying degrees by government policies and regulations. Any changes in regulations or shifts in political conditions are beyond the control of us and may adversely affect our business. We may be bound by regulations that may cause us to incur extraordinary expenses, possibly affecting us in a material and adverse manner.

Risk factors related to our common stock

We are selling our offering of 7,500,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 7,500,000 shares is self-underwritten; we have no plans to engage the services of an underwriter to sell the shares. We intend to sell our shares through our sole officer and director, Tian Jia, who will receive no commission for his services. Shares will be offered to friends, family members, and business associates; however, there is no guarantee that she will be able to sell all, if any of the shares. Unless she is successful in selling all the shares, she may have to seek alternative financing in order to implement our business plan.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 9,900,000,000 share of common stock. As of March 31,2021, the company had 22,500,000 shares of common stock issued and outstanding. As such, we may issue up to an additional 9,877,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of common stock held by our existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may dilute the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings in order to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not have the ability to receive a return on their shares unless they are sold. There is no assurance that stockholders will be able to sell shares when desired.

There is no required minimum of shares sold, with no assurance that the proceeds from the sale will allow us to implement our planned business.

The company is going forward with its offering of 7,500,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in an escrow account and all funds raised, regardless of the amount, will be available to the company. In the event the company does not raise $30,000 to implement its planned operations, your entire investment could be lost. The amount of funds necessary to implement our plan of operation may not be fully obtained from the offering, cannot be predicted with any certainty and may exceed any estimates we set forth. Our officer and director agreed to loan the company funds in the form of $200,000 line of credit and. She has advanced the company $143,102 for inventory purchases. There will be $56,898 remaining from the existing line of credit to fund the operations. In the event the existing cine of Credit is used up for inventory purchases, she agreed to advance additional funds to the Company for working capitals. Page 28.

Lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired her shares at a cost of $0.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution in the net tangible book value of those shares from the $0.02 you pay for them. The amount of dilution investors incurred $0.014 per share if 20% of the shares sold. $0.013 per share if 40% of the shares sold, $0.012 per share if 80% of the shares sold and $0.011 per share if 100% of the shares sold.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading of common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state; or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register, qualify, obtain, or verify an exemption for the secondary trading of the common stock in any state, it could not be offered, sold to, or be purchased by, a resident of that state. If a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted, thus causing you to suffer a loss on your investment.  The company does not intend to seek registration or qualification of its shares of common stock of the subject of this offering in any state or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

 FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require in recommending an investment to a customer. A broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions in the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002. These requirements may place a strain on our resources. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

RULE 144 SHARES

A total of 22,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (I) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only securities that do not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 300,000 shares as of the date of this prospectus; or
•	The average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

Provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our operating results, financial condition, other sections of this prospectus may include additional factors that could adversely affect our business and performance. Moreover, we operate in a regulated, competitive, and changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

USE OF PROCEEDS

V Blockchain Group Inc., public offering of 7,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 20%, 40%, 80% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipating.

	20% of shares sold	40% of shares sold	80% of shares sold	100%of shares sold
Gross Proceeds from this Offering:	$30,000	$60,000	$120,000	$150,000
Legal fees	$1,000	$1,000	$1,000	$1,000
Accounting Fees	$5,000	$5,000	$5,000	$5,000
Net proceeds	$24,000	$54,000	$114,000	$144,000
Net proceeds will be used as follows
Website development	-	$800	$800	$800
Software Developer(s)	$6,800	$13,600	$20,400	$27,200
Marketing and Advertising	$3,500	$7,000	$10,500	$14,000
Trade Shows and Exhibits	$3,800	$7,600	$11,400	$15,200
Administrative Expenses	$1,900	$9,000	$36,900	$40,800
Salaries	$8,000	$16,000	$34,000	$46,000
TOTALS	$24,000	$54,000	$114,000	$144,000

 ** Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

  Please refer to the detailed description of the use of proceeds in the "Plan of Operation" section of this prospectus.

DETERMINATION OF OFFERING PRICE

The offering price of 7,500,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 7,500,000 shares is fixed at $0.02 per share. This price is significantly higher than the average of approximately $0.005 price per share paid by Tian Jia, our sole officer and director, for the 22,500,000 shares of common stock she purchased during the year ended March 31, 2020.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of March 31, 2021, the net tangible book value of our shares of common stock was $120,756 or approximately $0.005 per share based upon 22,500,000 shares outstanding.

 If 7,500,000 of the Shares Are Sold:

Upon completion of this offering, in the event all the shares are sold, the net tangible book value of the 30,000,000 shares to be outstanding will be $270,756 or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.011 per share.

After completion of this offering, if 7,500,000 shares are sold, you will own approximately 25% of the total number of shares then outstanding for which you will have made a cash investment of $150,000 or $0.02 per share. Our existing stockholder will own approximately 75% of the total number of shares then outstanding, for which they have made a cash contribution totaling $112,500 or approximately $0.005 per share.

If 6,000,000 Shares Are Sold:

Upon completion of this offering, in the event 6,000,000 shares are sold. The net tangible book value of the 28,500,000 shares to be outstanding will be $240,756 or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.003 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.012 per share.

After completion of this offering, if 6,000,000 shares are sold, you will own approximately 20% of the total number of shares then outstanding for which you will have made a cash investment of $120,000, or $0.02 per share. Our existing stockholder will own approximately 80% of the total number of shares then outstanding, for which they have made a cash contribution of $112,500 or approximately 0.005 per share.

If 3,000,000 Shares Are Sold:

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 25,500,000 shares to be outstanding will be $180,756 or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.001 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.014 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 10% of the total number of shares then outstanding for which you will have made a cash investment of $60,000, or $0.02 per share. Our existing stockholder will own approximately 90% of the total number of shares then outstanding, for which they have made a cash contribution of $112,500 or approximately 0.005 per share.

If 1,500,000 Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 24,000,000 shares to be outstanding will be $150,756 or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholder will be increased by -0- per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.015 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 5% of the total number of shares then outstanding for which you will have made a cash investment of $30,000, or $0.02 per share. Our existing stockholder will own approximately 95% of the total number of shares then outstanding, for which they have made a cash contribution of $112,500 or approximately 0.005 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all the Shares are Sold:

Price per share	$0.02
Net tangible book value per share before offering	$0.005
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.009
Increase to present stockholders in net tangible book value per share after offering	$0.004
Capital contributions	$112,500

Number of shares outstanding before the offering	22,500,000
Number of shares after offering held by existing stockholders	22,500,000
Percentage of ownership after offering	75%

Purchaser of Shares in this Offering 7,500,000 shares Sold:

Price per share	$0.02
Dilution per share	$0.011
Capital contributions	$150,000
Number of shares after offering held by public investors	7,500,000
Percentage of capital contributions by existing shareholders	44.60%
Percentage of capital contributions by new investors	55.40%
Percentage of ownership after offering	25%

Purchasers of Shares in this Offering 6,000,000 Shares Sold:

Price per share	$0.02
Dilution per share	$0.012
Capital contributions	$120,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	50.16%
Percentage of capital contributions by new investors	49.84%
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering 3,000,000 Shares Sold:

Price per share	$0.02
Dilution per share	$0.013
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	66.81%
Percentage of capital contributions by new investors	33.19%
Percentage of ownership after offering	10%

 Purchasers of Shares in this Offering 1,500,000 Shares Sold:

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$30,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	80.10%
Percentage of capital contributions by new investors	19.90%
Percentage of ownership after offering	5%

   PLAN OF DISTRIBUTION

V Blockchain Group Inc., Inc has 22,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The company is registering an additional 7,500,000 shares of its common stock for sale at the price of $0.02 per share. In connection with the company’s selling efforts in the offering, Tian Jia will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Tian Jia is not subject to any statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act. She will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Tian Jia is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, she will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. She will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(I) or (iii).

We will receive all proceeds from the sale of the 7,500,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents, or anyone who may receive compensation in the form of underwriting discounts, concessions, or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

 DESCRIPTION OF SECURITIES

The following provides a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been included by reference as exhibits to the Registration Statement of which this prospectus is an integral part. Our authorized capital stock consists of 9,900,000,000 shares of common stock at par value of $0.00000001 per share. We currently have 22,500,000 shares of common stock issued and outstanding; no preferred shares have been issued to date.

Common Stock:

Voting Rights: Each outstanding share of common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws are not provided for cumulative voting rights in the election of directors. Accordingly, holders of most of the shares of common stock entitled to vote in any election of directors may elect all the directors standing for election.

Preemptive Rights:  The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidating Right: In the event of the liquidation or dissolution of the Company, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Dividends:  Holders of common stock are entitled to dividends as may be declared at the sole discretion of the board of directors out of funds available.

Share purchase warrants: We have not issued and do not have outstanding any warrants to purchase shares of our common stock. We have not been issued and do not have outstanding any options to acquire shares of our common stock.

Convertible securities: We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible shares of our common stock.

Shares Eligible for future Sale:

7,500,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliate" officers, directors or 10% shareholders) are being registered hereunder. Our 22,500,000 issued and outstanding shares have been held since March 30, 2019. In general, under Rule 144, immediately upon the completion of this offering, our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of: (I) 1% of the number of shares of our common stock then outstanding, which will equal approximately 300,000 shares immediately after this offering, and (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the filing of a Notice of Proposed Sales of Securities Pursuant to Rule 144 with respect to the sale (iii) Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements to the availability of current public information about us.

Holders of our common stock

As of the date of this Registration Statement, we had one shareholder of record.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Law Office of China Obi Nwankwo has provided an opinion on the validity of our common stock. The financial statements contained in this prospectus and the registration statement have been audited by BF Borgers CPA P.C . to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration, statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 DESCRIPTION OF BUSINESS

Organization within the last 5 years

V Blockchain Group Inc., was incorporated on September 14, 2018 under the laws of the State of Texas. We are in the business of creating virtual currency trading platform. For the last two years, the company has generated revenues through business consulting activities and buying and selling precious metals among suppliers and customers. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

In the ordinary course of our business, we have made regular purchases of precious metals and collectible US gold coins for inventory. Our financial statements from March 31, 2020 through March 31, 2021 report revenues were $10,098 and $-0- respectively.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. It is not intended by the company, the company’s officers and directors, any company promoters, or their affiliates for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. We have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity, or person.

We are authorized to issue 9,900,000,000 shares of common stock, par value $0.00000001 per share. On March 30, 2019 we issued 22,500,000 shares of common stock to our officers and directors. Our officers and directors purchased 22,500,000 shares at a purchase price of $0.005 per share, for an aggregate purchase price of $112,500. Tian Jia has served as our President, Chief Executive Officer from September 14, 2018 through present day.

 Our principal products and Services

  Our initial objective is to start trading with precious metals such as US collectible gold coins, gold, silver, platinum, and rhodium. We recently began to acquire an inventory of US collectible gold coins.

  Federal and state regulations will affect our business as a virtual currency platform. We plan to comply with these federal and state regulations. We will be required to register as a money transmitter or a money services business and we will be required to secure a New York BitLicense ( http:// www.dfs.ny.gov).

If you’re looking to buy or sell cryptocurrencies, you’ll need to use a cryptocurrency exchange. The digital currency trading industry is highly competitive. There are many different digital currency trading platforms offered from our current and potential competitors such as Coinbase, Bitstamp those of which have significantly longer operational history along with greater financial, technical, and marketing resources.

  We have considered to pursue a New York BitLicense ( http://www.dfs.ny.gov) for our future virtual digital platform. Our estimated expenses for the New York BitLicense are $15,000. These are our anticipated material commitments for capital expenditures related to the platform. We believe our sources of funds are adequate for such expenditures and we expected timing with respect to its business development is 360 days. The New York BitLicene supported an approved list of digital assets included but not limited to : Bitcoin ( BTC); Bitcoin Cash ( BCH); Ethereum Classic ( ETC), Ethereum ( ETH); Gemini Dollar ( GUSD); GMO JPY ( GYEN); Litecoin ( LTC), Lumens ( XLM); Pax Gold ( PAXG), Pax Standard ( PAX), Ripple ( XRP), Z.ComUSD( ZUSD); Binance USD( BUSD); Basic Attention Token ( BAT).

  We have software engineers and cryptocurrency specialists as our potential consultants and independent contractors. Furthermore, our management and our employees have years of experience in cryptocurrency arena that could adequately assist us in our business operations. We will offer digital wallet services and related custody arrangement for our customers. We may be liable for any cybersecurity breach resulting in the loss of customer assets. Please refer to disclosures in our risk factors. P.11.

Our suppliers and distribution methods of the products or services

We do not anticipate shortage of raw materials because US collectible gold coins, gold and silver are common commodities among coin dealers in the United States. We principally used these suppliers: (1) https://www.greatcollections.com (2) https://www.ha.com (3) https://auctions.stacksbowers.com. These suppliers can sell or liquidate our inventory of gold and silver coins up to $1 million in a very short time. Gold and silver coins are very liquid commodities and easily converted into cash. We purchased these US collectible gold coins at wholesale prices and sell them to the consumer at retail prices.  If our gold and silver bullion coins are priced competitively, there are additional channels of distribution we could sell them quickly which include but not limited to: (a) Certified Coin Exchanges; (b) Dealer Coin Networks; (c) E-bay is our core retail sales mechanisms in which we could utilize selling to our retail customers.

Before we could successfully create our first virtual currency platform, we rely on other sources of revenue to support our on-going business operations. We believe buying and selling gold and precious metal or bullion coins fits our business models.

Employees and Employment Agreements

We have three part-time employees as of the date of this prospectus. Our officer and director, Tian Jia, devotes approximately 40 hours per week to company matters. After receiving funding, our officer, Tian Jia, plans to devote as much time to the operation of the Company as she determines is necessary to manage the affairs of the Company. As our business and operations will be increased, we will assess the needs for full-time management and administrative support personnel.

Patents, trademarks, and copyrights

We own a trademark for our logo. Beyond our trade name, we do not hold any other intellectual property.

Government Regulation

We will be required to comply with all regulations, rules and directives of government authorities and agencies in any jurisdiction which we would conduct activities.

U.S. government regulation of blockchain and cryptocurrency is being actively considered by the United States federal government via its agencies and regulatory bodies, as well as similar entities in other countries and transnational organizations, such as the European Union. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business. For instance, the SEC has taken an active role in regulating the use of public offerings of proprietary coins (so-called “Initial Coin Offerings”) and has made statements and official promulgations as to the status of certain cryptocurrencies as “securities” subject to regulation by the SEC. Federal and state regulations will affect our business and we intend to comply with these federal and state regulations. We will be required to register as a money transmitter or a money services business and we will be required to secure a New York Bit License ( http://www.dfs.ny.gov).

____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

DESCRIPTION OF PROPERTY

We are renting property in Houston, Texas. Our office space is approx. 500 square ft. This location serves as our primary office for planning and implementing our business operations. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer, or affiliate of V Blockchain Group Inc. An owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to V Blockchain Group Inc.,

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the OTC market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the OTC Bulletin Board, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the OTC Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

 If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing a trade in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which likely would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers with such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, believe our current expectations, primarily with respect to the future operating performance of V Blockchain Group Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they made.

PLAN OF OPERATION

Our cash balance is $200,205 as of June 30, 2021. During the period from June 30, 2020 through June 30, 2021, we had revenue and liquid assets consist of gold coins which could readily convert into cash. To meet our need for cash we are attempting to raise money from this offering, we believe that we will be able to raise enough money through this offering to expand our operation.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	20% of shares sold	40% of shares sold	80%of shares sold	100%of shares sold
Gross Proceeds from this Offering:	$30,000	$60,000	$120,000	$150,000
Legal fees	$1,000	$1,000	$1,000	$1,000
Accounting Fees	$5,000	$5,000	$5,000	$5,000
Net proceeds	$24,000	$54,000	$114,000	$144,000
Net proceeds will be used as follows
Website development	-	$800	$800	$800
Software Developer(s)	$6,800	$13,600	$20,400	$27,200
Marketing and Advertising	$3500	$7,000	$10,500	$14,000
Trade Shows and Exhibits	3,800	$7,600	$11,400	$15,200
Administrative Expenses	1,900	$9,000	$36,900	$40,800
Salaries	$8,000	$16,000	$34,000	$46,000
TOTALS	$24,000	$54,000	$114,000	$144,000

 ‘

Our plan of operations is as follows if 100% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Cost: $5,000	Upon effectiveness of this registration statement with the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws.
Month: 1 through 2 Design our website.	During this period our officer and director will perform administrative duties and trading bullion coins to generate revenue.
Month: 2 through 9 Software Developers: $27,200	During this period, we intend to begin development of our virtual currency exchanges. We plan to hire software developers to develop our virtual currency exchanges.
Month: 9 through 12 Marketing Cost: $14,000

During this period after completion of our offering, we plan to market and advertise our virtual currency platforms. We plan to use the following methods: Social networking websites and social media advertising.

Our plan of operations is as follows if 80% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Cost: $5,000	Upon effectiveness of this registration statement with the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws.
Month: 1 through 9 Software Developers: $20,400	During this period, we intend to begin development of our website and virtual currency trading platform. We plan to hire software developers to develop our virtual currency platform.
Month: 9 through 12 Marketing Cost: $10,500	During this period after completion of our offering, we plan to market and advertise our online virtual currency platform. We plan to use the following methods: Social networking websites, social media advertising.

Our plan of operations is as follows if 40% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Cost: $5,000	Upon effectiveness of this registration statement with the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws.
Month: 1 through 9 Software Developers: $13,600	During this period, we intend to begin development of our virtual currency platform. We plan to hire software developers to develop our online virtual currency platform.
Month: 9 through 12 Marketing Cost: $7,000	During this period after completion of our offering, we plan to market and advertise our online virtual currency trading platform. We plan to use the following methods: Social networking websites, social media advertising.

Our plan of operations is as follows if 20% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Cost: $5,000	Upon effectiveness of this registration statement with the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws.
Month: 1 through 9 Software Developers: $6,800	During this period, we intend to begin development of our virtual currency platform. We plan to hire software developers to develop our online virtual currency platform.
Month: 9 through 12 Marketing Cost: $3,500	During this period after completion of our offering, we plan to market and advertise our online virtual currency trading platform. We plan to use the following methods: Social networking websites, social media advertising.

 SEC filing plan

We intend to become a reporting company in 2021 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis. In the next twelve months, we anticipate spending approximately $7,250 for legal and accounting costs in connection with our three quarterly filings, annual filings, and costs associated with filing the registration statement to register our common stock.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations

During the period from September 31,2020 to March 31, 2021, we have generated $10,098 and $-0- in revenues respectively. Our net profit is $10,802.  Since inception, we have sold 22,500,000 shares of common stock to our sole officer and director, Tian Jia, at a purchase price of $0.005 per share, for aggregate proceeds of $112,500.

Liquidity and Capital Resources

At June 30, 2021 we had a cash balance of $200,205 Our expenditures over the next 12 months are expected to be approximately $25,500, assuming we sell 20% shares in this offering.

Based on our current cash position, we will be able to continue our operations for 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance are sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in V Blockchain Group Inc., There are no assurances that we will be able to raise sufficient funding from the sale of our common stock to fund our business operations. Our officer and director agreed to loan the company funds in the form of $200,000 line of credit and. She has advanced the company $143,102 for inventory purchases. There will be $56,898 remaining from the existing line of credit to fund the operations. In the event the existing Line of Credit is used up for inventory purchases, she agreed to advance additional funds to the Company for working capitals.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The company's fiscal year end is March 31.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had $200,756 cash equivalents at March 31, 2021.

   Income taxes

The company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period of the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize taxable assets through future operations.

Stock- based compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the company has not adopted a stock option plan and has not granted any stock options.

Fair value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Per share information

The company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

Pursuant to ASC No. 820, "Fair Value Measurements and Disclosures", the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Impact of New Accounting Standards

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA P.C . is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers currently serving our company are as follows:

Name	Age	Positions
Tian Jia	49	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Tian Jia, US citizen, our Chief Executive Officer and Chief Financial Officer. From 1990 to 1994, she studied fluid Mechanics and graduated with a Bachelor Degree at Harbin University.  From 2007-2010, she worked at Great Wall Builders Ltd., as a Chief Executive Officer and Chief Financial Officer involved in solar systems building activities including project supervision, acquisition of building materials, and negotiation of contracts with suppliers. She was responsible for managerial, corporate finance, accounting, and business developments. Great Wall Builder Ltd was a residential builder of homes in certain redevelopment areas, including the city of Houston and surrounding counties. From 2010- 2017, she works at Yamamoto Company as a Chief Executive Officer and Chief Financial officer coordinating financial reporting and new business developments. She earned her LLM degree (Master of Law)  Florida Coastal School of Law.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The company’s Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Significant employees and consultants

We currently have three part-time employees. Tian Jia, our sole officer, and director, are officer and director who handle the company’s day-to-day operations.

 _______________________________________________________________________________________________________________________________________________________________________________________________________________________________

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is a company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with our Executive Officer or Director.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event of our operations, employees and/or Directors will expand in the future, we may take actions to adopt a formal Code of Ethics.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the Board of Directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Corporate Governance

As a smaller reporting company, we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that most of the board of directors be independent. Further, we have not applied for a listing on a national exchange or in an inter-dealer quotation system which has requirements that most of the Board of Directors be independent. We have no standing committees regarding compensation, audit, or other nominating committees.

Involvement in certain legal proceedings

No Directors, persons nominated to become a Director, Executive Officers, promoters or control persons of our Company has, during the last ten years: (I) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal year ended June 30, 2021 and 2020. No executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Tian Jia	2021	$30,000	-0-	-0-	-0-	-0-	-0-	-0-	$30,000
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director compensation

Compensation Discussion and Analysis

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors of cash or stock-based consideration for their services to the Company, which awards, if granted shall be at the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our Executive Officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long term stock- based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future Executive Officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 31, 2021 the number of shares of common stock of our company that are beneficially owned by (I) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 22,500,000 shares of our common stock issued and outstanding as of March 31, 2021. We do not have any outstanding warrant, options, or other securities exercisable for or convertible into shares of our common stock.

Common Stock	Name of Beneficial Owner	Number of Shares Owned by Beneficial Owner	Percentage of Common Shares Owned (1)	Percentage of Ownership Assuming 100% of the shares are sold	Percentage Of Ownership Assuming 80% of The shares are sold	Percentage of ownership Assuming 40% of the shares are sold	Percentage Of Ownership Assuming 20% of the shares are sold
Chief Executive Officer, Director	Tian Jia	22,500,000	100%	75%	80%	90%	95%

(1)    The percentages above are based on 22,500,000 shares of our common stock issued and outstanding as the date of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus form a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to V Blockchain Group Inc., 10333 Hardin #375J, Houston, Texas 77036.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 30, 2019, pursuant to a subscription agreement, we offered and sold 22,500,000 shares of common stock to our sole officer and director, Tian Jia, at a purchase price of $0.005 per share, for aggregate proceeds of $112,500, pursuant to Section 4(2) of the Securities Act of 1933 as she was a sophisticated investor and was in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of these shares and general solicitation was not made to anyone.

During the year ended March 31, 2021, our sole officer and director, Tian Jia, who is currently our shareholder, advanced the company $143,102 for goods. The loan is an existing line-of-credit which bears no interest and is payable on demand. As of June 30,2021, and 2020, the amount due for the line-of-credit is $143,102 and $8,700 respectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis through filing a Form 10-K; a firm of Certified Public Accountants will audit the statements.

Our financial statements from March 31, 2020 to March 31,2021 (audited) immediately follow:

V Blockchain Group Inc.,

Index to Audited Financial Statements

For the Period from June 30, 2020 to June 30, 2021

Page
Audited financial Statements
Report of independent registered public Accounting Firm	36
Balance Sheet from March 31, 2021 through June 30, 2021	37
Statement of Operations from June 30, 2020 through June 30, 2021	38
Statement of Stockholders' Equity from June 30, 2020 through June 30, 2021	39
Statement of Cash Flows from June 30, 2020 through June 30, 2021	40
Notes to the financial statements	41-43

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of V Blockchain Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of V Blockchain Group, Inc. as of March 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

 /S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

September 21, 2021

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

V BLOCKCHAIN GROUP INC.,

BALANCE SHEETS

( UNAUDITED)

ASSETS	June 30, 2021	March 31, 2021 Audited
Cash and Cash equivalents	$200,205	$200,756
Inventory	63,103	63,102
Total Current Assets	$263,308	$263,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Due to Shareholder	$143,102	$143,102
Total Current Liabilities	143,102	143,102

STOCKHOLDER’S EQUITY
Common stock, par value $0.00000001 per share, 9,900,000,000 shares authorized, 22,500,000 shares issued and outstanding as of June 30, 2021 and March 31,2021 respectively	$2	$2

Paid -In Capital	112,498	112,498
Retained Earnings	7,706	8,257
Stockholder’s Equity	120,206	120,756
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	263,308	263,858

The Accompanying Notes are an Integral Part of the Financial Statements.

V BLOCKCHAIN GROUP INC.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENED JUNE 30, 2021 AND 2020

( UNAUDITED)

	Three Months June 30, 2021	Three Months June 30 2020
Revenue	$-	$-
General and Administrative expenses	(551)	(2,546)
Profit/Loss from Operations	(551)	(2,546)
Provision for Income Taxes
Net Profit	(551)	(2,546)
Net Profit per shares: Basic and Diluted	$-0-	$-0-
Weighted Average Shares Outstanding: Basic and Diluted	$22,500,000	22,500,000

The Accompanying Notes are an integral Part of the Financial Statements.

V BLOCKCHAIN GROUP

STATEMENT OF CASH FLOW

FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND 2020

( UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Net Profit	$(551)	$(2,546)
Adjustments to reconcile net profit to net cash used in operations:
Increase (decrease) in Inventory	-	63,102
Cash flows used in Operation Activities	(551)	60,556
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash Flows provided by Investing Activities	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:		-
Shareholder’s loan	-	(80,000)
Cash Flows provided by financing Activities
Proceeds from Sale of Common Stock
Cash Flows provided by Financing Activities
Net Increase in Cash	(551)	77,454
Cash, Beginning of Period	200,756	123,302
Cash, Ended of Period	$200,205	$200,756
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The Accompanying Notes are an integral Part of the Financial Statements.

V BLOCKCHAIN GROUP INC.,
STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND 2020 ( UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Stock Subscription Receivable	Retained Earning	Total Stockholder’s Equity
Balance at March 31, 2020	22,500,000	$2	$112,498	$—	$10,803	$123,302
Net Loss					(2,546)	(2,546)
Balance at June 30, 2020	22,500,000	$2	$112,498	$—	$8,257	$120,756

	Common Stock
	Shares	Amount	Additional Paid In Capital	Stock Subscription Receivable	Retained Earning	Total Stockholder’s Equity
Balance at March 31, 2021	22,500,000	$2	$112,498	$—	$8,257	$120,756
Net Loss					(551)	(551)
Balance at June 30, 2021	22,500,000	$2	$112,498	$—	$7,706	$120,206

See accompanying notes, which are an integral part of these financial statements.

V Blockchain Group Inc.,

Notes to Financial Statements

For the Years Ended June 30, 2021 and June 30, 2020

Note 1. Background information

V Blockchain Group Inc., was incorporated in the State of Texas on September 14, 2018 and is located at 10333 Hardin $375J, Houston, Texas 77036. The company intends to trade precious metals and develops an online virtual currency platform. As of June 30, 2021, the company has not generated revenue in this quarter.

 Note 2. Summary of significant accounting policies

 Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establish a framework for measuring fair value and expand disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents is carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable input and minimize the use of unobservable input when measuring fair value. ASC 820 describes three levels of input that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Loss per Share

The company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The company has no potentially diluted securities, such as options or warrants, currently issued and outstanding.

Note: 3 Inventory

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price we expect to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected as cost of goods sold.

Inventory	June 30, 2021	June 30, 2020
Beginning Inventory	$63,102	$8,700
Purchases	$-0-	-0-
Ending Inventory	$63,102	$8,700

Note 4: Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all any deferred tax assets will not be realized.

 The provision for federal income tax consists of the following for the fiscal years ended June 30, 2021.

	2021	2020
Current	$-	$-
Deferred	-	-
Net provision for income taxes	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applicable statutory U.S. tax rate for the fiscal years ended June 30, 2021 and June 30, 2020 are analyzed below:

	2021	2020
U.S. federal statutory income tax rate	21%	21%
Provisional re-measurement of deferred taxes	0%	0%
Changes in valuation allowance	21%	21%
Effective income tax rate	0%	0%

Significant components of the Company's deferred taxes as of June 30, 2021 and 2020 were as follows:

Deferred tax asset attributable to:	June 30, 2021	June 30 2020
Net operating loss carryover	$(551)	$(2,546)
Less: valuation allowance	-0-	-0-
Net deferred tax asset	$(551)	$(2,546)

Note 4 – COMMON STOCK

The Company has 9,900,000,000, shares of common stock authorized at $0.0000001 par value. On June 30, 2020 the Company issued 22,500,000 shares of common stock to our sole officer and director, Tian Jia, for cash proceeds of $112,500 at $0.005 per share. There were 22,500,000 shares of common stock issued and outstanding as of June 30, 2021.

Note 5. Line- of- Credit

The Company has available a line of credit from our director, Tian Jia, who provides a line of credit for up to $200,000. The line of credit has no expiration date and is due on demand. Borrowings under the line of credit bear interest at 0% per annum. As of June 30, 2021, and June 30, 2020, the Company has an outstanding balance of $143,102 and $8,700 respectively, on the line of credit.

Note 6. Subsequent events

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations after June 30, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

7,500,000 SHARES OF COMMON STOCK

V Blockchain Group Inc.,

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities whether participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all expenses, except for the Securities and Exchange Commission registration fee, are estimates:

Amount
SEC Registration Fee	$16.37
Transfer Agent Fees	$1,500
Legal Fees	$1,000
Audit and Accounting Fees	$5,000
Road shows	$2,500
Travel Expenses	$1,250
Total	$11,266.37

Item 14. Indemnification of Directors and Officers

Subsection 1 of Section 78.7502 of the Texas Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On March 30, 2020, pursuant to a subscription agreement, we offered and sold 22,500,000 shares of common stock to our officer and director, Tian Jia, at a purchase price of $0.005 per share, for aggregate proceeds of $112,500, pursuant to Section 4(2) of the Securities Act of 1933 as she was a sophisticated investor and was in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of these shares and general solicitation was not made to anyone.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Texas Secretary of State on September 14, 2018
3.2	By-laws
5.1	Opinion re: Legality
10.1	Line of Credit Agreement
10.5	Sample Subscription Agreement
23.1	Consent of BF Borgers CPA, PC., Registered Public Accounting Firm

 UNDERTAKINGS

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(I)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 30th day of September 21, 2021

V Blockchain Group Inc

By: /s/ Tian Jia

Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Tian Jia

Principal Executive Officer, Director

Date: September 21, 2021

/s/ Tian Jia

Principal Accounting Officer, Director

Date: September 21, 2021